Exhibit 10.7.4

                                                     Bank One, Illinois, NA
                                                     ILI 7638
                                                     200 South Wacker Drive
                                                     Suite 1600
                                                     Chicago, IL  60606

[Bank One Logo]

September 9, 1997

Factory Card Outlet of America, Ltd.
745 Birginal Drive
Bensenville, Illinois 60106-1212

Attention: Glen J. Franchi, Executive Vice President

Re: Factory Card Outlet Corporation and Factory Card Outlet of America, Ltd. $35,000,000 Secured Revolving Line of Credit Facility

Gentlemen:

You have advised Bank One, Illinois NA ("Bank One") that Factory Card Outlet of America, Ltd. (the "Borrower") intends to establish a Revolving Credit Facility to finance working capital and store expansion (the "Transaction").

In connection with the Transaction, you have requested that Bank One commit to provide to the Borrower $20,000,000 principal amount of, and agree to use its best efforts to assemble a syndicate of financial institutions that will commit to provide to the Borrower the balance of, a senior, secured credit facility (the "Revolving Credit Facility") in an aggregate principal amount of $35,000,000 of which up to $5,000,000 will be available for the issuance of letters of credit. Accordingly, subject to the terms and conditions set forth below, Bank One hereby agrees with you as follows:

Commitment. Bank One is pleased to commit to provide $20,000,000 of the Revolving Credit Facility. In its capacity as Agent for the Borrower, Bank One has solicited and received commitments from Bank of America and LaSalle National Bank to participate, as Lenders, in the Revolving Credit Facility in the amount of $7,500,000, each. Bank One, Bank of America, and LaSalle National Bank (collectively, the "Lenders") hereby provide their commitments for the Revolving Credit Facility upon the terms and subject to the conditions set forth in Exhibit A hereto (the "Term Sheet").

Syndication. Bank One shall act as the Borrower's Agent with respect to all matters affecting the Revolving Credit Facility and the Lenders participation therein. The Borrower agrees that no Lender will receive compensation outside the terms contained herein in order to obtain its commitment to participate in the Revolving Credit Facility. Bank One, as Agent, will manage all aspects of syndication, including, without limitation, the selection of potential Lenders, the selection of Lenders to participate in the Revolving Credit Facility, selection of Lenders' counsel, and the final allocation of commitments among the Lenders.

You agree to actively assist Bank One in achieving a timely syndication, by meeting with the representatives of the Lenders and by providing all information reasonably deemed necessary by Bank One to successfully complete the syndication.

Conditions. The Lender's commitments hereunder are subject to the negotiation, execution and delivery of definitive documentation for the Revolving Credit Facility in all respects satisfactory to the Lenders and Lenders' counsel. Such definitive documentation shall reflect the terms and conditions set forth in the Exhibit A and contain such other terms and conditions as are satisfactory to the Lenders and the Borrower.

Please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to Bank One the enlaced duplicate original of this Commitment Letter. This Commitment Letter will become effective upon receipt by Bank One of a copy hereof, accepted and agreed to by the Borrower, such date not to be later than September 30, 1997. If such accepted copy is received within the time period allotted, this Commitment Letter shall remain in effect until the earlier of (i) the date of funding or (ii) November 15, 1997.


Very truly yours,
Bank One


By:  /s/  Thad P. Rasche
Name:  Thad P. Rasche
Title:  Vice President


Accepted and agreed to:                     Accepted and agreed to:
Factory Card Outlet Corporation             Factory Card Outlet of America, Ltd.


By:    /s/ Carol A. Travis                  By:    /s/ Thomas W. Stoltz
Name:  Carol A. Travis                      Name:  Thomas W. Stoltz
Title: Vice President                       Title: Vice President

EXHIBIT A

Factory Card Outlet Corporation and Factory Card Outlet of America, Ltd. $35,000,000 Secured Revolving Line of Credit Facility

Borrower:         Factory Card Outlet Corporation
                  Factory Card Outlet of America, Ltd.

                  (referred to jointly as "Borrower")

Aggregate Amount
of Facility:
                  Secured Revolving Line of Credit ("Line") facility in the face amount of $35,000,000.

Bank One's Proposed
Commitment:
                  Bank One ("Bank") proposes to provide $20,000,000 of the Line and agrees to use its best efforts to assemble a syndicate of financial institutions to provide the balance of the necessary commitments for the Line. It is a condition of Bank One's proposal hereunder that the entire amount of the Line not committed for by Bank One hereunder be committed for by other Lenders.

Use of Proceeds:
                  Line will be used for general working capital purposes and for commercial letters of credit.

                  Line will contain a sub limit of $5,000,000 for letters of credit.

Borrowing Base:
                  Advances under the Line will be limited to the lesser of $35,000,000 or a predetermined advance rate (not to exceed 50%) against net inventory as determined by a field examination performed by an appraiser acceptable to the Bank.

Repayment and
Rate: Advances under the Line will bear interest at the Borrower's option of the following rates: A) Bank's Prime rate, with said rate changing when and as the Bank's Prime rate changes, or B) LIBOR Option as described in the ricing matrix below.
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                            Effective         Pricing
                            Debt Ratio        Option
                            -------------------------
                            < 6.25       LIBOR + 125 bps
                            6.26 > 6.50  LIBOR + 150 bps
                            6.51 > 6.75  LIBOR + 175 bps
                            6.76 > 7.00  LIBOR + 200 bps
                            > 7.00       LIBOR + 255 bps

                  Interest shall be payable monthly in the case of Prime borrowings, and at the end of each interest period in the case of LIBOR borrowings.

Maturity:         June 30, 1999 with annual renewal options

Fees:             25 bps on the unused portion of the Line, charged quarterly

                  Letters of Credit:

                  Standby
                  Issuance   $200
                  Amendment  $100
                  Accrued    1% per annum
Import
                  Issuance   $75
                  Amendment: $45
                  Payment Comm.  1/4% for documentary Letter of credit, min $75.

Collateral:
                  First priority security interest in all business assets of the Borrower.

Financial
Covenants:
                  Financial covenants will be measured on a quarterly basis effective June 30,1997.

                  1) Maximum Total Liabilities to Tangible Net Worth:
                        1.25 : 1.00 (June 30, 1997)
                        1.50 : 1.00 (September 30, 1997 through March 31, 1998)
                        1.25 : 1.00 (June 30, 1998)
                        2.00 : 1.00 (September 30, 1998)
                        1.50 : 1.00 (December 31, 1998 through March 31, 1999)
                        1.25 : 1.00 (June 30, 1999)

                  Maximum Total Liabilities to Tangible Net Worth defined as all liabilities of Borrower less subordinated debt divided by tangible net worth. Tangible net worth equals shareholder's equity, plus subordinated debt less inventory capitalization, less organization costs, deferred assets and investments in related entities.

                  2) Minimum Fixed Charge Coverage:
                        1.00 : 1.00 (June 30, 1997 through September 30, 1997)
                        1.15 : 1.00 (December 31, 1997 through maturity)

                  Debt Service Coverage as measured on a four quarter rolling basis, defined as EBIDAR plus/minus inventory capitalization, plus/minus deferred rent, plus/minus non recurring items as divided by the sum of CMLTD, interest expense, and rent expense.

                  3) Maximum Effective Debt Ratio:
                        7.00 : 1.00 (June 30, 1997 through June 30, 1999*)

                  Maximum effective debt ratio will be allowed to increase to
      7.25 : 1.00 as of September 30, 1997, but will be required to return to
      7.00 : 1.00 or lower, thereafter.

                  Maximum Effective Debt Ratio is measured on a four quarter rolling basis and is defined as average [funded debt plus( 8 x current operating lease expense)] divided by net income plus interest expense, plus depreciation and amortization expense, +/- change in deferred rent expense, +/- change in inventory capitalization. +/- non recurring items, plus current operating lease expense.

                  4) Clean Down Provision:

                  Principal outstanding under the Line shall not exceed $17,500,000 on June 30, 1998. At June 30, 1998 maximum accounts payable to net inventory shall not exceed .35 : 1.00.

                  Other Covenants:

                  A) Acquisitions up to $5,000,000 permitted if the Borrower would remain in pro-forma compliance with all covenants set forth. Acquisitions in excess of $5,000,000 must have Bank's consent.

                  B) No distributions of dividends without the consent of the Bank.

                  C) Borrower will furnish to Bank executed Landlord Waivers for all stores within 90 days of closing.

                  D) Quarterly field audits shall be performed, up until such time Borrower obtains perpetual inventory system.

                  E) Cash will be concentrated in a depository account maintained at Bank One, Illinois, NA.

Out Of Pocket
Expenses:

                  Borrower will reimburse the Bank for all legal, field audits, documentation and other expenses reasonably incurred by the Bank.

Miscellaneous

                  1) Borrower will furnish to Bank internally prepared financial statements within 30 days of each month end. Within 90 days after each fiscal year end, Borrower will furnish to Bank a certified financial statement prepared by an accounting firm acceptable to the Bank.

                  2) Borrower will provide to Bank a Covenant Compliance Certificate signed by the Chief Financial Officer, quarterly.

                  3) Draw requests will be accompanied by a Borrowing base Certificate.

                  4) Failure to comply with covenants and conditions contained herein shall constitute a default under which Bank may prohibit subsequent advances or increases in availability until such default is cured and company becomes in full compliance.